SENECA GLOBAL FUND, L.P.

TRADING ADVISORY AGREEMENT

This TRADING ADVISORY AGREEMENT (the “Agreement”) is entered into as of October 1, 2012 by and among Steben & Company, Inc., a Maryland corporation (the “General Partner”), Seneca Global Fund, L.P., a Delaware limited partnership (the “Fund”), and Quantitative Investment Management, LLC, a Virginia LLC (the “Advisor”), whose main business address is 401 East Market Street, Suite 104, Charlottesville, Virginia 22902.

RECITAL

WHEREAS, interests in the Fund are offered pursuant to a registration statement on Form S-1 as filed with the U.S. Securities and Exchange Commission (the “SEC”), and as thereafter amended (SEC File No. 333-175052), under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated by the SEC thereunder (the “SEC Regulations”); and

WHEREAS, the General Partner is registered as a commodity pool operator with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”), as well as being a registered broker dealer and investment advisor with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Advisor is a registered commodity trading advisor with the CFTC and a member of the NFA; and

WHEREAS, the Fund wishes to retain the Advisor to manage a commodity trading account of the Fund (the “Account”) pursuant to the terms and conditions of this Agreement, as the Fund shall establish for that purpose.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Advisor's Duties

(a)       The Fund hereby appoints the Advisor as its true and lawful agent and invests with it full power and authority to trade “commodities” (as defined in Section 1(i) below) for the Account in accordance with the QIM Global Program (the “Program”), pursuant to the terms and conditions of this Agreement. However, nothing in this Agreement or in the Advisor's activities for the Fund shall cause the Advisor to be a partner of, joint venturer with or have a similar relationship to the General Partner or any other trader for the Fund.

(b)       The Advisor shall use all reasonable efforts to generate profits for the Account, but makes no assurance that the Account shall be profitable or not incur losses.

(c)       The Advisor shall trade the Fund’s Account according to the Program at such notional trading level(s) as the Fund, through the General Partner, may notify the Advisor in writing from time to time.

(d)       In managing the Account pursuant to this Agreement and all other accounts which the Advisor manages from time-to-time, the Advisor shall manage the Account and all such other similar accounts in a good faith effort to achieve an equitable treatment of all accounts under management over time, taking into account the different investment mandates and investment strategies applicable to such accounts, current positions of an account, the relative capitalization and cash availability of an account, leverage ratios and other considerations.

(e)       If position limits restrict the number of positions the Advisor may establish for the Account, it shall use its reasonable efforts to allocate transaction orders equitably between the Account and the other accounts it manages. In any event, the Advisor shall at all times use reasonable efforts to implement a fair and consistent allocation policy which aims to ensure that all clients are treated equitably and positions allocated as nearly as possible in proportion to the assets available for trading of the various accounts managed by the Advisor.

(f)       The Advisor may combine orders for the Fund with the Advisor’s own orders or with the orders of any other client of the Advisor. However, the Advisor will only combine orders where the Advisor reasonably considers that it is unlikely that the aggregation of orders will work overall to the Fund’s disadvantage. Such combination of orders may, on some occasions, produce a more favourable price and, on others, a less favourable price than that which the Fund would have obtained had the Fund’s order been executed separately.

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(g)       The Advisor shall give up trades for the Account to J.P. Morgan Securities LLC or Newedge USA LLC, or such other futures commission merchants or currency forward counterparties as is mutually agreed upon by the Advisor and the General Partner (each an “FCM”). The Advisor may select its own executing and/or floor brokers for execution of trades and give-up to the FCM. The Advisor is not responsible for the brokerage commission rates charged to the Fund. All purchases and sales of commodities for the Account shall be for the Account and at the risk of the Account. All commissions and expenses arising from the trading of, or other transactions in the course of the administration of the Account, shall be charged to the Fund. The Advisor is not responsible for the actions of the FCMs, executing and/or floor brokers. The General Partner and the Fund hereby appoint the Advisor to negotiate and execute “give-up” agreements on behalf of the Fund.

(h)       The General Partner and the Fund hereby represent and warrant to the Advisor that they have read and understood the Advisor's Due Diligence Questionnaire (the “DDQ”) current as of June 1, 2012, and are aware of the risks inherent in the Program. The Advisor shall promptly advise the General Partner of any occurrence that renders the Advisor’s DDQ materially inaccurate or materially incomplete, whether as of the date of the DDQ or a later date.

(i)       As used in this Agreement, the terms “commodities” and “commodity transactions” shall mean and include, without limitation, commodities, commodity futures contracts, forward contracts, swaps, options on futures contracts and physical commodities.

(j)       The Advisor may, in its sole discretion, make changes to the Program from time to time as a result of its ongoing commitment to research and development. Any such change will not be deemed to constitute a material change to the Program and may be made without prior notification to the Fund. Notwithstanding the prior sentence, any material change to the Program (such materiality to be determined in the Advisor’s reasonable discretion), will only be made upon giving the Fund at least 30 days’ prior written notice. For the avoidance of doubt, the addition and/or deletion of commodity interests from the Fund's portfolio managed by the Advisor shall not be deemed a material change in the Program and prior written notice to the Fund shall not be required.

(k)       The General Partner may override any trading instructions by the Advisor if: (i) the General Partner, in its sole discretion, determines them to be in violation of any trading policy of the Fund (as set forth in the Fund’s then-current limited partnership agreement); (ii) to the extent that the General Partner’s overriding is necessary for the protection of the Fund; (iii) to terminate the commodities trading of the Fund; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of the Advisor to comply with a request to make the necessary amount of funds available to the Fund within five (5) days of such request, to fund distributions or redemptions or to pay the expenses of the Fund; provided that (x) the Fund shall inform the Advisor that it has overridden a trading instruction as soon as reasonable practicable after doing so; and (y) the Fund and the General Partner hereby acknowledge that any such override may reduce the value of such positions relative to the amount that may have been realized if the same had remained subject to the normal course of application of the Program, and that the Advisor shall have no liability for any such reduction in value.

(l)       The Advisor may, without prior reference to any other party, arrange, recommend and/or effect transactions in which, or provide services in circumstances where, the Advisor has, directly or indirectly, an interest or a relationship of any description with another party which may involve a potential conflict with the Advisor’s duty to the Fund. The Advisor shall not be liable to account to the Fund for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions and the Advisor’s fees shall not, unless otherwise provided, be abated thereby. Potential conflicting interests or duties may arise because, for example: (i) the Advisor and its directors, officers and employees may invest in certain funds managed by the Advisor, and may trade for their own proprietary accounts; (ii) any of the Advisor’s directors, officers or employees: (A) holds or deals in investments which are held or dealt in on behalf of the Fund; or (B) is a director of, holds or deals in securities of or is otherwise interested in, any company whose securities are held or dealt in on behalf of the Fund; (iii) the Advisor provides discretionary investment management services to other clients and accordingly the Advisor may operate trading strategies similar to the Program for more than one client; (iv) the transaction is in securities issued by a client of the Advisor; and (v) the Advisor may act as agent for the Fund in relation to transactions in which it is also acting as agent for the account of other clients.

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(m)       For the purposes of this Agreement, “Best Execution” means, in relation to the Advisor’s execution of a transaction or the placing of an order with other persons for execution that result from the Advisor providing services to the Fund, the best possible result for the Fund in accordance with the Advisor’s execution policy for complying with the Advisor’s obligation to obtain Best Execution (the information on which has been disclosed to the Fund, as amended from time to time (the “Execution Policy”).

(n)       The Advisor will provide the Fund with statements and other information about transactions on the basis set out in the Agreement.

2.            Compensation

(a)       The Fund will pay the Advisor: after the end of each calendar quarter an incentive fee of 30% of any "Trading Profits" (as defined in §2(c) below) generated by the Advisor in the Account during the quarter. Payment shall be made within 30 days after each calendar quarter-end for incentive fees after an invoice has been provided to the Fund by the Advisor.

(b)       "Net Assets" are the amount of Partnership funds actually deposited in the Account maintained with the FCM plus any Notional Funds which may be allocated to the Advisor increased or decreased by any commodity trading gains or losses (realized and unrealized) in the Account during the month and any interest income earned in the Account during the month and decreased by any accrued but unpaid incentive fees from a previous month.

(c)       "Trading Profits" are the sum of: (i) the net of all realized profits and losses on Account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued brokerage commissions on Account commodity positions open as of the quarter-end; minus: (iii) the net of all unrealized profits and losses on Account commodity positions open at the end of the previous quarter-end, and (iv) any cumulative net realized losses (which shall not include incentive fee expenses) from the Advisor's trading of the Account carried forward from all previous quarters since the last quarter for which an incentive fee was payable to the Advisor, and (v) a portion of the monthly ongoing operational and administrative costs, fees and expenses of the Fund (“Ongoing Costs”) of 0.12% per month (1.44% annually). Trading Profits will be calculated solely on the basis of assets allocated to the Advisor, and incentive fees will not be paid on interest income earned in the account.

(d)       With regard to the carry-forward loss referred to in §2(c)(iv) above:

(i)        If the Fund withdraws funds from the Account during a period (whether by reason of redemptions, distributions, reallocations of assets, or the payment of expenses) when there is such a carry-forward loss, the loss shall be reduced, at the time of the withdrawal, by the percentage obtained by dividing the amount of the withdrawal by the Account's Net Assets immediately before the withdrawal.

3.            Funding of the Account

The Fund may allocate or withdraw capital from the Account at any time. The Fund shall promptly notify the Advisor, by email or facsimile, of any such allocation or withdrawal, such notice not to be less than one business day, of such allocation or withdrawal (or such lesser notice period as the Advisor and the Fund may agree in writing from time to time).

The Fund, and not the Advisor, shall manage the non-commodity transactions of the Account.

4.            Discretionary Trading and Funds Transfer Authorization

The Fund hereby authorizes the Advisor to place orders, in the Advisor's discretion, for the execution of commodity transactions for the Account. The Fund constitutes and appoints the Advisor as its attorney-in-fact for such purpose, with full authority to act on the Fund's behalf (except that the Advisor shall not have any authority to withdraw any funds, securities or other property from the Account). Upon the Advisor's request, the General Partner shall deliver to the Advisor, and renew when necessary, a Commodity Trading Authorization form to the above effect.

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5.            Account Statements; Errors

The Advisor shall promptly notify: (a) the Fund of any error committed by the Advisor in transmitting Account orders, and (b) the Fund and the FCM of any Account transaction that the Advisor believes was erroneously executed by the FCM. The General Partner shall instruct the FCM promptly to furnish the Advisor with copies of all Account confirmations, purchase and sale statements, and monthly account statements.

6.            Advisor's Representations and Covenants

The Advisor represents that:

(a)       This Agreement has been duly and validly authorized, executed and delivered on behalf of the Advisor, and when duly executed and delivered by the Fund and the General Partner, shall be a valid and binding contract of the Advisor enforceable in accordance with its terms.

(b)       The DDQ is, in all material respects, accurate and complete as of the date of the DDQ and as of the date of this Agreement. The Advisor agrees to promptly provide to the General Partner any updated or revised new versions (including supplements) of the DDQ.

(c)       The Advisor (i) agrees to act as a commodity trading advisor to the Fund, and specifically, to exercise discretion with respect to the assets of the Fund allocated to it upon the terms and conditions set forth in this Agreement, as hereafter amended with the Advisor’s prior written consent, and (ii) shall have sole authority and responsibility for directing the investment and reinvestment of the assets directly allocated to it in commodities for the term of this Agreement.

7.            General Partner's and Fund's Representations and Covenants

The General Partner and the Fund represent that:

(a)       This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding contract of the General Partner and the Fund enforceable in accordance with its terms. The General Partner and the Fund hereby appoint the Advisor as trading advisor to the Fund. The Fund empowers the Advisor to invest and reinvest the assets of the Fund in commodities on the terms and conditions set forth herein.

(b)       The Fund is duly formed and validly existing as a Delaware limited partnership, with full power and authority to carry out its obligations under this Agreement and its Limited Partnership Agreement.

(c)       The Prospectus, as amended and supplemented from time-to-time (collectively, the “Prospectus”) pursuant to which the Fund's Units are being offered, shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or fail to state any material information required to be disclosed therein under the Commodity Exchange Act, as amended (the “CEA”), the Securities Act of 1933, as amended (the “1933 Act”), and the rules promulgated thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the General Partner by the Advisor, including, without limitation, all references to the Advisor and its Affiliates (as defined in Section 10(h) below), controlling persons, shareholders, partners, directors, officers and employees, as well as to such Advisor's trading approach and performance history.

(d)       The General Partner is duly formed and validly existing as a Maryland corporation with full power and authority to carry out its obligations under this Agreement and is registered with the CFTC as a commodity pool operator and is a member of the NFA.

(e)       The Fund shall make available to the Fund's limited partners (the “Limited Partners”) all disclosures necessary with respect to the retention of the Advisor to manage the Account to comply with the CEA, the CFTC's regulations thereunder, the rules and regulations of the NFA and the applicable state and federal securities laws and regulations.

(f)       There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Fund, threatened against the Fund, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrument or any self-regulatory organization or any commodity exchange.

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(g)       The Fund is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h)       The offer and sale of Units in the Fund shall be conducted in accordance with all applicable federal and state laws and regulations.

 (i)       The General Partner, and any of its duly appointed delegates, shall be responsible for compliance with the USA PATRIOT Act and all relevant anti-money laundering regulations with respect to the Fund and its Limited Partners.

 (j)       The assets of the Fund are not “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (the “Plan Asset Regulations”). The Fund agrees to notify the Advisor as soon as reasonably possible if the assets of the Fund become “plan assets” under the Plan Asset Regulations.

 (k)      The Fund is not entering into this Agreement as a consequence of any advice given to it by the Advisor.

  (l)      The Fund will act at all times in compliance with the terms of all broker agreements to which it is a party.

(m)     The above representations and warranties shall be continuing during the term of this Agreement and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the General Partner shall promptly notify the Advisor.

8.            Execution Policy

When executing transactions or placing orders with other persons for execution that result from the Advisor providing the services on behalf of the Fund, the Advisor shall take all reasonable steps to obtain best execution and shall act in good faith and with due diligence in its choice and use of any counterparties.

9.            Indemnification

(a)       By the Advisor. The Advisor agrees to indemnify and hold harmless each of the Fund and the General Partner and each affiliate thereof against any loss, claim, damage, charge or liability to which they (or such affiliate) may become subject under the 1933 Act, the CEA or otherwise, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) arises out of or is based upon: (i) any misrepresentation or breach of any warranty, covenant or agreement of the Advisor contained in this Agreement; or (ii) any untrue statement of material fact contained in the Prospectus, or the failure to state in the Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case under this clause (ii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished and approved by the Advisor for inclusion in the Prospectus), including liabilities under the 1933 Act and the CEA.

(b)       By the Fund and the General Partner. The Fund and the General Partner jointly and severally agree to indemnify and hold harmless the Advisor and each of its affiliates against any loss, claim, damage, charge, or liability to which the Advisor or its controlling persons may become subject, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) arises out of or is based upon: (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund or the General Partner contained in this Agreement; (ii) any untrue statement of any material fact contained in the Prospectus, or the failure to state in the Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading (excluding in each case under this clause (ii) any untrue statement or omission made in reliance upon and in conformity with information furnished and approved by the Advisor for inclusion in the Prospectus), including liabilities under the 1933 Act and the CEA; (iii) the management of the Account by the Advisor or the fact that the Advisor acted as a trading advisor of the Fund if the Advisor acted in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Fund and provided that the Advisor's conduct does not constitute gross negligence or willful misconduct; (iv) any acts or omissions of the Fund, the General Partner or any trading advisor to the Fund before the Advisor commenced trading for the Fund; or (v) any act or omission with respect to the Fund by any other trading advisor of the Fund.

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(c)       Limitations. None of the indemnifications contained in this Section shall be applicable to default judgments, confessions of judgment or settlements entered into by any indemnified party claiming indemnification without the prior consent of the indemnifying party.

(d)       Notice and Defense of Claims. Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, that party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section. In case any such action is sought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, but shall continue to be liable to the indemnified party in all other respect as heretofore set forth in this Section.

(e)        Retention of Separate Counsel. If the indemnified party reasonably determines that its interest is or may be adverse to the indemnifying party's or that there may be a legal defense available to the indemnified party that is different from, in addition to or inconsistent with a defense available to the indemnifying party, the indemnified party may retain its own counsel and shall be indemnified by the indemnifying party for any expenses reasonably incurred in investigating or defending the action.

(f)        Advances. Expenses incurred by an indemnified party in defending a threatened or asserted claim or a threatened or pending action shall be paid by the indemnifying party in advance of final disposition or settlement of such matter, if and to the extent that the person on whose behalf such expenses are paid shall agree to reimburse the indemnifying party in the event indemnification is not permitted under this section upon final disposition or settlement.

(g)       Survival. The provisions of this Section shall survive the termination or expiration of this Agreement.

(h)       "Affiliate" means general partner, officer, director, employee or shareholder, and any general partner, officer, director, employee or shareholder of such shareholder.

10.          Term

(a)       Term and Renewal. This Agreement shall continue in effect for a period of one year following the end of the month in which the Fund shall begin to receive trading advice from the Advisor hereunder. Thereafter, this Agreement shall be renewed automatically for additional one-year terms unless either the Fund or the Advisor, upon written notice given prior to the original termination date or any extended termination date, shall notify the other party of its intention not to renew.

(b)       Termination. Notwithstanding Section 10(a) hereof, this Agreement can be terminated at any time (also during a contractual year), as follows:

     (i)        immediately if the Fund shall terminate and be dissolved in accordance with its operative documents or otherwise; or

    (ii)       immediately after receipt by the Advisor from the General Partner or by the General Partner from the Advisor of written notice of termination; or

    (iii)      immediately, at the discretion of the General Partner and by giving written notice thereof, if any of the following events occurs: (1) the Advisor becomes bankrupt or insolvent; (2) the Advisor is, for any reason whatsoever, unable to use its Global Program as in effect on the date of this Agreement or as refined or modified in the future in accordance herewith; (3) the Advisor has failed to comply with, or is unable to comply with, any material, agreed-upon written trading or administrative policy of the Fund; or (4) the Advisor fails to perform its obligations under this Agreement in a commercially reasonable and appropriate manner.

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11.           Arbitration

The parties agree that all controversies which may arise in connection with any transaction contemplated by this Agreement or the construction, performance or breach of this Agreement or any other agreement between the parties hereto, whether entered into prior, on or subsequent to the effective date of this Agreement, shall be determined by arbitration, and in accordance with the rules then obtaining of the NFA, or if no such rules are then in effect, then the rules then obtaining of the Chicago Board of Trade; provided, however, that (a) the arbitrator(s) shall be experienced in the matters to be under dispute, (b) the authority of the arbitrator(s) shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein, and (c) the arbitrator(s) shall state the reasons for the award in a written opinion. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any court, state or federal, having jurisdiction.

12.          Miscellaneous

(a)       Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought.

(b)       Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

(c)       Amendment; Waiver. This Agreement may not be amended except by the written consent of the parties. No waiver of any provision of this Agreement may be implied from any course of dealing between the parties or from any failure by a party to assert its rights under this Agreement on any occasion or series of occasions.

(d)      Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any law, ruling, rule or regulation, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

(e)       Notices. All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or, when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall designate):

If to the Fund and the General Partner:	Steben & Company, Inc. 2099 Gaither Road, Suite 200 Rockville, Maryland 20850 Attention: President

If to the Advisor:	Quantitative Investment Management LLC 401 East Market Street, Suite. 104 Charlottesville, Virginia 22902

(f)       Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

(g)      Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction).

(h)      Property Right of the Advisor. The Fund, the General Partner and their employees or agents acknowledge that commodity interest trading advice provided and trading strategies used by the Advisor are confidential property rights belonging to it; the Fund further agrees, unless authorized by the Advisor, that such advice will not be disseminated in whole or in part, directly or indirectly, to any of the investors, brokers, brokers' customers, employees, agents, officers, directors or any others, except as necessary to conduct the business of the Fund or except as required by any applicable law or regulation. Nothing contained in this Agreement shall require the Advisor to disclose the confidential or proprietary details of its trading systems or strategies.

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(i)       Limit on Liability. Except as otherwise set forth herein, the Advisor shall not be liable to the Fund, its partners or any of their respective successors or permitted assigns except by reason of its acts or omissions taken or omitted due to bad faith, willful misconduct or gross negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Fund. The foregoing sentence is intended to limit the liability of the Advisor, and nothing therein shall expressly or impliedly create any liability, duty or responsibility on the part of any person.

(j)       Agreement Not Exclusive. The services provided by the Advisor hereunder are not to be deemed exclusive. The Fund and General Partner acknowledge that, subject to the terms of this Agreement, the Advisor may render advisory, consulting and management services to other clients for which it may charge fees similar or different from those charged to the Fund. The Advisor shall be free to advise others and manage other accounts during the term of this Agreement and to use the same or different information, computer programs and trading strategies which it obtains, produces or utilizes in the performance of services for the Fund.

(k)      Independent Contractor. This Agreement is not a contract of employment, and nothing contained herein shall be construed to create an exclusive relationship or the relationship of employer or agent and principal or a joint venture or partnership between the parties hereto, except as otherwise expressly set forth herein. Each of the Fund, the General Partner and the Advisor is an independent contractor and shall be free to exercise its judgment and discretion with regard to the conduct of its business except as otherwise limited herein.

(l)       Counterparts. This Agreement may be executed in one or more counterparts, including via facsimile, all of which together shall constitute one original Agreement. Signatures of representatives of the parties as received by facsimile machine shall constitute “original” signatures. Any reproduction of this Agreement by reliable means will be considered an original of this contract.

(m)     Headings. Headings to sections and subsections in this Agreement are for the convenience of the parties and are not a part of or affect the meaning of this Agreement.

THE ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANACTIONS FOR THE FUND MAY BE EFFECTED. THE FUND AND THE GENERAL PARTNER HAVE BEEN ADVISED TO INQUIRE ABOUT ANY RULES RELEVANT TO CONTEMPLATED TRANSACTIONS AND TO SEEK DETAILS (FROM THE ADVISOR OR ELSEWHERE), ABOUT THE TYPES OF REDRESS AVAILABLE IN BOTH UNITED STATES AND OTHER JURISDICTIONS.

IN WITNESS WHEREOF this Agreement has been executed for and on behalf of the undersigned as of the date first above written.

The Fund: Seneca Global Fund, L.P.	The Advisor: Quantitative Investment Management, LLC
By: ___________________________________ The General Partner: Steben & Company, Inc. By: ____________________________________	By: ___________________________________ Name: _______________________________ Title: ________________________________

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